As filed with the Securities and Exchange Commission on November 27, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
XO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1983517
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
SEE TABLE OF SUBSIDIARY REGISTRANTS LISTED ON FOLLOWING PAGE
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(703) 547-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Simone Wu, Esq.
Senior Vice President and General Counsel
XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(703) 234-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
With a copy to:

Lawrence T. Yanowitch, Esq. Lloyd S. Harmetz, Esq. Morrison & Foerster LLP 1650 Tysons Boulevard, Suite 400 McLean, VA 22102 (703) 760-7700 Fax: (703) 760-7777	Steven R. Rusmisel, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1000 Fax: (212) 858-1500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
     If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to	Offering Price Per	Aggregate Offering	Amount of
to be Registered	be Registered	Unit (1)	Price(1)	Registration Fee
Common Stock par value $.01 per share (2)
Preferred Stock par value $.01 per share (2)
Rights to Purchase Common Stock (2)
Depositary Shares (2)
Warrants (2)
Debt Securities (2)(3)
Units composed of one or more classes of securities above
TOTAL	(4)		$900,000,000(4)	$27,630(5)

(1)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Subject to the limitation in Note 3, the proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance or sale of the securities registered hereunder. Securities registered for sale by the registrant hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Pursuant to Rule 416 under the Securities Act, an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of shares of common stock are registered hereunder that may be issued upon conversion of any convertible preferred stock, upon conversion or exchange of any convertible debt securities or upon exercise of any warrant, and such indeterminate number of shares of preferred stock that may be issued upon exercise of any warrants.

(3)	Includes guarantees that may be issued by one or more of our subsidiaries.

(4)	In no event will the aggregate initial offering price of all securities issued from time to time by the registrant pursuant to this registration statement exceed $900,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the SEC, acting under Section 8(a), determines.

TABLE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant as	State or Other Jurisdiction of	I.R.S. Employer Identification
Specified in Its Charter	Incorporation or Organization	Number
*

*	To be added by amendment

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to Completion, Dated November 27, 2007
XO HOLDINGS, INC.
$ 900,000,000
Common Stock, Preferred Stock, Rights to Purchase Common Stock,
Depositary Shares, Warrants, Debt Securities and Units

     We may from time to time offer, in one or more series, separately or together, the following:
•	our common stock;

•	our preferred stock in one or more series;

•	rights to purchase our common stock;

•	our preferred stock represented by depositary receipts;

•	warrants to purchase our common stock, preferred stock or debt securities;

•	our debt securities which may be either senior debt securities or subordinated debt securities and may be issued in one or more series and may or may not be convertible into equity securities; and

•	units composed of classes of one or more classes of securities described above.
     The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $900,000,000.
     We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale.
     We may offer and sell these securities through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable supplement carefully before you invest in any of our securities.
     Our common stock is quoted on the Over the Counter Bulletin Board (the “OTCBB”) of the Nasdaq Stock Market, Inc. at www.otcbb.com and in the Pink Sheets at www.pinksheets.com, under the symbol “XOHO.OB,” but is not listed on any national or regional securities exchange. On November 26, 2007, the last quoted sale price of our common stock was $2.15 per share.

     Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated                                         , 2007

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
THE COMPANY	3
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	5
DESCRIPTION OF EQUITY SECURITIES	6
DESCRIPTION OF DEBT SECURITIES	13
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	24
EXPERTS	24
WHERE YOU CAN FIND MORE INFORMATION	24
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	25
     No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. We or an authorized underwriter or agent may also furnish you with a free writing prospectus relating to the applicable securities. This prospectus, any prospectus supplement or any free writing prospectus do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell either one or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $900,000,000.
          Our prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the caption “Where You Can Find More Information.”
          References to “we,” “us” or “our” refer to XO Holdings, Inc. and its direct or indirect owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.
THE COMPANY
   General
     We are a leading facilities-based, competitive telecommunications services provider that delivers a comprehensive array of telecommunications solutions to growing businesses, large enterprises, government customers, emerging and established telecommunications carriers and other communications service providers. The items we believe differentiate us from the competition include our nationwide high-capacity network, advanced IP and converged communications services, and a responsive, customer-focused orientation. We operate our business in two reportable segments through two primary operating subsidiaries: XO Communications, LLC (“XO LLC”) and Nextlink Wireless, Inc. (“Nextlink”). XO LLC operates our wireline business under the trade name “XO Communications” (“XOC”).
     Last year, we announced the formation of XO Business Services and XO Carrier Services, two new business units within XOC. XO Business Services provides businesses and large enterprises with managed IP, data and end-to-end communications solutions. XO Carrier Services delivers a broad range of IP, data and wholesale voice services to cable companies, content and search companies, telecommunications companies, VoIP providers and wireless service providers. The formation of these two new business units strengthens XOC’s focus around specific customer groups and highlights XOC’s unique competitive advantages in serving business and wholesale customers as the telecommunications industry consolidates.
     We were incorporated in Delaware in 2005. Our principal executive offices are located at 13865 Sunrise Valley Drive, Herndon, Virginia 20171, and our telephone number is (703) 547-2000. Our website address is www.xo.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus. The inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
            You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” and “Additional Factors That May Affect Future Results” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 16, 2007 and our Quarterly Report on Form 10-Q for the period ended September 30, 2007 filed on November 9, 2007, before making an investment decision. For more information, see the sources described under the caption “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
       This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act. In some cases these statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements. Major forward-looking statements that we make in this prospectus and in the documents incorporated by reference in the prospectus include, but are not limited to, statements regarding:
•	our services, including the development and deployment of data products and services based on Internet Protocol (“IP”), Ethernet, broadband wireless and other technologies and strategies to expand our targeted customer base and broaden our sales channels;
•	our operation of our network and back-office systems;
•	liquidity and financial resources, including anticipated capital expenditures, funding of capital expenditures and anticipated levels of indebtedness;
•	trends related to and expectations regarding our results of operations in future periods; and
•	the impact of judicial decisions, legislation, and regulatory developments on our cost structure, services, and marketing initiatives.
     This list of forward-looking statements is not exhaustive. Although these forward-looking statements reflect the good faith judgment of management based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors may include, but are not limited to the following factors:
•	the covenants in our credit facility restrict our financial and operational flexibility, which could have an adverse effect on our results of operations and ability to raise additional capital;
•	we have incurred net losses in the past and may not generate funds from operations sufficient to meet all of our cash requirements or execute our business strategy;
•	our potential inability to raise additional capital through one or more offerings of debt and/or equity securities;
•	we may not prevail in our claims against the Allegiance Telecom Liquidating Trust and we may not be successful in defending against the trust’s counterclaims;
•	our rights to use the unlit capacity in our network may be affected by the financial health of, or disputes with, our fiber providers;
•	we may not be able to continue to connect our network to ILEC networks or to maintain Internet peering arrangements on favorable terms, which would impair our growth and performance;
•	technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition we face and put downward pressure on prices of our services;
•	an entity owned and controlled by our Chairman is our majority stockholder and has the ability to control matters requiring shareholder approval;
•	future sales or issuances of our equity securities or our incurrence of additional debt could adversely affect our stock price and/or our ability to raise capital; and
•	the highly competitive nature of the telecommunications industry, which has experienced the consolidation of many existing competitors and the introduction of new competitors, could affect our ability to achieve and maintain market penetration and revenue levels sufficient to make our business financially viable.
     Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. These risk factors may cause our actual results to differ materially from any forward-looking statement. You are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, or the date of the applicable document, other than as may be required by applicable law or regulation. You are urged to carefully review and consider the various disclosures that we make in our reports filed with the SEC, and that are incorporated by reference into this prospectus, which advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

USE OF PROCEEDS
     Unless otherwise specified in the applicable prospectus supplement, we currently expect to use the net proceeds of a sale of securities by us for one or more of the following:
•	repayment of debt;

•	acquisition of additional businesses or technologies; and

•	working capital and general corporate purposes.
     If we use any portion of the proceeds from an offering of the securities for the repayment of indebtedness, we will specify in the applicable prospectus supplement the interest rate and maturity of that indebtedness. In addition, if the indebtedness to be discharged was incurred within one year of the date of the applicable prospectus supplement, we will describe the use of the proceeds of that indebtedness, if other than short-term borrowings used for working capital.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(in thousands except ratio amounts)
     The following table sets forth our historical consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Nine Months Ended		Three Months Ended
	September 30,		September 30,		Year Ended December 31,
	2007	2006	2007	2006	2006	2005	2004	2003	2002
Loss from continuing operations before minority interests, income tax expense (benefit), and (loss) gain on sale of assets (1)	$(60,660)	$(102,712)	$(4,157)	$(22,972)	$(130,344)	$(146,505)	$(405,543)	$(102,554)	$(1,510,192)
Add:
Interest expense, net	$27,730	$23,938	$9,904	$8,550	$32,077	$34,291	$26,214	$36,848	$226,451
Interest portion of rent expense (2)	16,569	16,380	5,593	5,496	21,982	25,773	19,129	17,898	25,472
Amortization of capitalized interest	1,700	1,200	600	400	1,900	1,100	700	300	11,200

Total Earnings	(14,661)	(61,194)	11,940	(8,526)	(74,385)	(85,341)	(359,500)	(47,508)	(1,247,069)

Fixed charges:
Interest expense, net	27,730	23,938	9,904	8,550	32,077	34,291	26,214	36,848	226,451
Interest capitalized	3,338	3,454	910	1,403	5,233	4,011	4,036	2,988	11,112
Interest portion of rent expense (2)	16,569	16,380	5,593	5,496	21,982	25,773	19,129	17,898	25,472
Preferred security dividend	10,622	10,048	3,593	3,387	13,486	12,703	4,910	—	42,247

Total fixed charges	$58,259	$53,820	$20,000	$18,836	$72,778	$76,778	$54,289	$57,734	$305,282

Ratio of earnings to fixed charges	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.
Deficiency	$72,920	$115,014	$8,060	$27,362	$147,163	$162,119	$413,789	$105,242	$1,552,351

(1)	This amount does not include our net reorganization gain of $3,032,282 on January 1, 2003 (dollars in thousands).

(2)	Interest component of rent expense is considered to be 1/3 of rent expense.

N.M.	- Not meaningful

SECURITIES WE MAY OFFER
Types of Securities
     The securities we may offer from time to time by this prospectus are:
•	common stock;

•	preferred stock, which we may issue in one or more series;

•	rights to purchase our common stock

•	our preferred stock represented by depositary shares;

•	debt securities, which we may issue in one or more series and which may or may not be convertible into equity securities;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities; or

•	units composed of one or more classes of the classes of securities described above.
     We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of the particular securities that we may offer in the future.
     The aggregate initial offering price of all securities sold will not exceed $900,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.
Additional Information
     We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:
•	the type and amount of securities which we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.
   In addition, the prospectus supplement may add, update or change the information contained in this prospectus.
DESCRIPTION OF EQUITY SECURITIES
          We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate of Incorporation, which we refer to as our charter, and our bylaws, for more complete information before you purchase any of our securities. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of these securities.
Common Stock
     This section describes the general terms and provisions of our common stock.
     General
     Our charter provides that we may issue up to 1 billion shares of common stock, par value $0.01 per share. As of November 5, 2007, 182,075,035 shares of common stock were issued and outstanding. On November 26, 2007, the last quoted sale price of our common stock was $2.15 per share. Our common stock trades on the OTCBB and in the Pink Sheets under the symbol “XOHO.OB”

     Subject to the preferential rights of any other shares of capital stock and to certain provisions of our charter, holders of shares of our common stock are entitled to receive dividend distributions if, as and when authorized and declared by the board of directors out of assets legally available and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities.
     Holders of shares of common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of our securities.
Dividend Policy
     We do not intend to declare or pay, nor have we or our predecessor issuer ever declared or paid, any cash dividend on our common stock. In addition, our credit facility restricts our ability to pay cash dividends on our common stock.
Transfer Agent and Registrar
     The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.
Preferred Stock
          Under the terms of our charter, the board of directors is authorized, without any need for action by our stockholders, to issue shares of our preferred stock in one or more series. Each series will consist of the number of shares and have the rights, preferences, powers and restrictions, such as dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences, as the board of directors shall determine. The board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change in control of our company and that could adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We currently have outstanding 4 million shares of Class A Preferred Stock as described below.
          Terms.    You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms, including the following terms:
•	the title and stated value of those shares;

•	the number of shares of preferred stock offered and the offering price of those shares;

•	the voting rights of those shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	the date from which dividends on those shares will accumulate, if applicable;

•	the terms and amount of a sinking fund, if any, for the purchase or redemption of those shares;

•	the redemption rights, including conditions and the redemption price(s), if applicable, of those shares;

•	any listing of those shares on any securities exchange;

•	the terms and conditions, if applicable, upon which those shares will be convertible into common stock or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•	the relative ranking and preference of those shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the procedures for any auction and remarketing, if any, for those shares;

•	any other specific terms, preferences, rights, limitations or restrictions of those shares; and

•	a discussion of federal income tax consequences applicable to those shares.

     The terms of any preferred stock we issue through this prospectus will be set forth in a certificate of designation. We will file the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.
     Ranking.    Unless we say otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:
•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to those preferred shares;

•	on a parity with all of our equity securities ranking on a parity with the preferred shares; and

•	junior to all of our equity securities ranking senior to the preferred shares.
The term “equity securities” does not include convertible debt securities.
     Dividends.    Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.
     Redemption.    If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.
     Liquidation Preference.    As to any shares of preferred stock offered through this prospectus, the applicable prospectus supplement will provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those shares of preferred stock shall receive, before any distribution or payment shall be made to the holders of any other class or series of stock ranking junior to those shares of preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of any liquidation preference per share (as set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those shares of preferred stock do not have a cumulative distribution). Unless otherwise set forth in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of those shares of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding shares of preferred stock and the corresponding amounts payable on all of our shares of other classes or series of equity securities ranking on a parity with those shares of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those shares of preferred stock and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     If the liquidating distributions are made in full to all holders of preferred stock entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, then our remaining assets will be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.
     Voting Rights.    Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.
     Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:
•	the number of shares of common stock or other securities into which the preferred stock is convertible;

•	the conversion price (or manner of calculation);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;

•	the events, if any, requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred stock.
     Transfer Agent and Registrar.    We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.
Description of Class A Preferred Stock
   This section describes the general terms and provisions of our Class A Preferred Stock. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, our certificate of designations relating to the Class A preferred stock, and our by-laws, each of which has been filed with the SEC.
   General
   In February 2006, in connection with our predecessor issuer’s corporate restructuring, we authorized the issuance of up to 4.0 million shares of our Class A Preferred Stock. There are currently 3.8 million shares of this class of preferred stock outstanding. For a complete description of the terms of the Class A Preferred Stock, please see a copy of the certificate of designations, a copy of which is available from us or from our filings with the SEC.
   Ranking
   The Class A Preferred Stock ranks senior to our common stock. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, the Class A Preferred Stock. No dividends are payable on the Class A Preferred Stock.
   Dividends
     The holders of Class A Preferred Stock are not entitled to receive cash dividends.
   Liquidation Preference
     The liquidation preference of the shares was initially $50 per share. This liquidation preference is subject to quarterly increase at the rate of 1.5% per quarter, beginning on September 30, 2004. As of the date of this prospectus, the liquidation preference was $60.33 per share. The accretion will continue until the shares are redeemed or converted into shares of our common stock, or until we liquidate, dissolve, or wind-up our affairs.
   Conversion Rights
     The Class A Preferred Stock may be converted into shares of our common stock at the option of the holder. The conversion price will be equal to the liquidation preference on the date of conversion, divided by $4.62, subject to certain anti-dilution adjustments.
   Redemption
     We are required to redeem all shares of Class A Preferred Stock on January 15, 2010, at a redemption price equal to 100% of the liquidation preference per share on the redemption date. In addition, we must redeem the Class A Preferred Stock upon a “change of control,” as defined in the certificate of designations. We also have the option to redeem the Class A preferred stock if the market price of our common stock exceeds 250% of the then-applicable conversion price for 20 trading days in any period of 30 consecutive trading days. As of the date of this prospectus, we do not have the option to redeem the Class A preferred stock.
   Voting Rights
     Each share of Class A Preferred Stock is entitled to the number of votes equal to the number of shares of our common stock into which it is then convertible. Except as provided by law, the Class A Preferred Stock votes together with our common stock as a single class.
Rights to Purchase Common Stock
     We may issue rights for the purchase of common stock. If we offer rights, we will describe the terms in a prospectus supplement. Rights may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Rights may be issued under a written rights agreement to be entered into between us or the holder or beneficial owner, or we could issue rights under a written rights agreement with a rights agent specified in a prospectus supplement. A rights agent would act solely as our agent in connection with the rights of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those rights.

     The following are some of the terms of rights to purchase common stock that could be described in a prospectus supplement:
•	the title of the rights;

•	the aggregate number of rights;

•	the price or prices at which the rights will be issued;

•	the designation, number and terms of the shares of common stock that may be purchased on exercise of the right;

•	the date, if any, on and after which the right and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the right may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the right will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time;

•	any anti-dilution provisions;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other rights terms, including terms relating to transferability, exchange or exercise of the right.
Depositary Shares
     General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock. We will deposit the shares of preferred stock of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, if you own a depositary share, you will be entitled, in proportion to the fraction of the shares of preferred stock represented by your depositary share, to all of the rights and preferences to which you would be entitled if you owned the shares of preferred stock represented by your depositary share directly (including dividend, voting, redemption, conversion, subscription and liquidation rights).
     The depositary shares will be represented by depositary receipts issued under the applicable deposit agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.
     Dividends and Other Provisions.    If you are a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the shares of preferred stock represented by your depositary shares, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the shares of preferred stock represented by your depositary receipts in proportion to the numbers of shares of depositary shares you owned on the record date for that dividend or distribution.
     If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.
     A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the shares of preferred stock represented by those depositary receipts.
     Withdrawal of Preferred Stock.    If you surrender your depositary receipts, the depositary will be required to deliver certificates to you evidencing the number of shares of preferred stock represented by those receipts, but only in whole shares. If you deliver depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to you at the same time a new depositary receipt evidencing the fractional shares.

     Redemption of Depositary Shares.    If we redeem a series of preferred stock represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
     Voting the Preferred Stock.    When the depositary receives notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of the depositary shares relating to the preferred stock. As a record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, you will be entitled to instruct the depositary as to how you would like your votes to be exercised. The depositary will endeavor, to the extent as practicable, to vote the number of shares of preferred stock represented by your depositary shares in accordance with your instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If you do not send specific instructions the depositary will not vote the shares of preferred stock represented by your depositary shares.
     Liquidation Preference.    In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable share of preferred stock, as set forth in the applicable prospectus supplement.
     Conversion of Preferred Stock.    Our depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares into whole shares of common or preferred stock, as the case may be. We will agree that, upon receipt of this type of instruction and any amounts payable, we will convert the depositary shares using the same procedures as those provided for delivery of preferred stock to effect the conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares that will not be converted. No fractional shares of common stock will be issued upon conversion, and if the conversion will result in issuance of a fractional share, we will pay an amount of cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
     Amendment and Termination of the Deposit Agreement.    We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:
•	we redeem all outstanding depositary shares;

•	we make a final distribution in respect of the related shares of preferred stock to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up, and the distribution has been distributed to the holders of depositary shares; or

•	each related share of preferred stock to which the depositary shares and agreement relate shall have been converted into shares of beneficial interest not so represented by depositary shares.
     Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.
     Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the shares of preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of the depositary shares and any redemption of the shares of preferred stock. You will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.
     Miscellaneous.    The depositary will forward to you all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Warrants
     We may issue warrants for the purchase of common stock, preferred stock or debt securities. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we could issue warrants under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.
     The following are some of the warrant terms that could be described in a prospectus supplement:
•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the shares of common stock, preferred stock or debt securities that may be purchased on exercise of the warrants;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the warrants may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the warrants will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	any anti-dilution provisions;

•	the terms of any rights that we may have to redeem the warrants;

•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other warrant terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.
     Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES
               We may use this prospectus to offer debt securities which may or may not be convertible into equity securities. If we offer debt securities, we will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the applicable prospectus supplement carefully.
General Terms of Debt Securities
               Unless we say otherwise in the applicable prospectus supplement, debt securities we offer through this prospectus:
•	will be our general, direct and unsecured obligations;

•	may or may not be guaranteed by one or more of our subsidiaries; and

•	may be either senior debt securities or subordinated debt securities.
               Senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior debt in the manner we describe in a prospectus supplement.
               If the debt securities are guaranteed by one or more of our subsidiaries, unless we say otherwise in a prospectus supplement, the guarantee:
•	will be the guarantor’s general, direct and unsecured contingent obligation;

•	if a guarantee of senior debt securities, will rank on an equal basis with all other unsecured and senior obligations of the guarantor; and

•	if a guarantee of subordinated debt securities, will be subordinate and junior in right of payment to all of the guarantor’s present and future senior debt.
               We may incur additional debt, subject to limitations in the agreements governing our credit facilities and other indebtedness we may have issued.
               Unless we say otherwise in a prospectus supplement:
•	debt securities we offer in this prospectus will not limit the amount of other debt that we may incur;

•	you will not have any protection if we engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of the debt securities; and

•	we will not list the debt securities on any securities exchange.
The Indentures
               Any debt securities we offer with this prospectus will be issued under an indenture between us and a trustee. We have filed with the SEC two “base indentures” that are exhibits to the registration statement that includes this prospectus. The senior indenture describes the general terms of senior debt securities we may issue. In addition to describing the general terms of subordinated debt securities that we may issue, the subordinated indenture includes additional terms describing the subordination provisions of these securities. The indentures will be subject to the Trust Indenture Act of 1939, as amended.
               The base indentures do not include all the terms of debt securities we may issue through this prospectus. If we issue debt securities through this prospectus, our board of directors will establish the additional terms for each series of debt securities. The additional terms will be set forth in a supplemental indenture or in a resolution of our board of directors. The base indentures describe the additional terms that may be established and we summarize the additional terms that may be established under the caption “—Additional Terms of Debt Securities,” below.

               We have summarized certain provisions of the base senior indenture and the base subordinated indenture below. The summary is not complete. You should read the indentures to identify and understand provisions that may be important to you. The extent, if any, to which the provisions of the base indentures and any indenture supplements apply to particular debt securities will be described in the prospectus supplement relating to those securities. You should read the applicable prospectus supplement for more information regarding any particular issuance of debt securities.
Additional Terms of Debt Securities
               As described above, the terms of a particular series of debt securities we offer with this prospectus will be established by our board of directors when we issue the series. We will describe the terms of the series in a prospectus supplement. The base indentures provide that the terms that may be established include the following:
•	Title. The title of the debt securities offered.

•	Amount. Any limit upon the total principal amount of the series of debt securities offered.

•	Maturity. The date or dates on which the principal of and premium, if any, on the offered debt securities will mature or the method of determining the applicable date or dates.

•	Interest Rate. The rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of calculating such rate or rates.

•	Interest Accrual. The date or dates from which interest will accrue or the method by which such date or dates will be determined.

•	Interest Payment Dates. The date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment.

•	Place of Payment. The place or places where principal of, premium, if any, and interest, on the offered debt securities will be payable or at which the offered debt securities may be surrendered for registration of transfer or exchange.

•	Optional Redemption. The period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed (or called away), in whole or in part, at our option, if we have that option.

•	Mandatory Redemption. The obligation, if any, we have to redeem or repurchase the offered debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed or purchased, in whole or in part.

•	Denominations. The denominations in which the offered debt securities are authorized to be issued.

•	Currency. The currency or currency unit in which the offered debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the offered debt securities will be payable and whether we or the holders of the offered debt securities may elect to receive payments in respect of the offered debt securities in a currency or currency unit other than that in which the offered debt securities are stated to be payable.

•	Indexed Principal. If the amount of principal of, or premium, if any, or interest on, the offered debt securities may be determined with reference to an index or according to a formula or other method, the manner in which those amounts will be determined.

•	Payment on Acceleration. If other than the principal amount, the amount which will be payable upon declaration of the acceleration of the maturity or the method by which that portion will be determined.

•	Special Rights. Provisions, if any, granting special rights to the holders of the offered debt securities if certain specified events occur.

•	Modifications to Indenture. Any addition to, or modification or deletion of, any event of default or any of the covenants specified in the indenture with respect to the offered debt securities.

•	Tax “Gross-Up.” The circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-U.S. persons for taxes, assessments or similar charges.

•	Registered or Bearer Form. Whether the offered debt securities will be issued in registered or bearer form or both.

•	Dates of Certificates. The date as of which any offered debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the offered debt securities.

•	Registrar and Paying Agent. If other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the offered debt securities.

•	Defeasance. Any means of defeasance or covenant defeasance that may be specified for the offered debt securities.

•	Global Securities. Whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances, if any, under which beneficial owners of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees.

•	Documentation. If the offered debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions.

•	Payees. If other than as provided in the applicable indenture, the person to whom any interest on any registered security of the series will be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series will be payable.

•	Definitions. Any definitions for the offered debt securities of that series that are different from or in addition to the definitions included in the applicable indenture.

•	Subordination. In the case of the subordinated indenture, the relative degree to which the offered debt securities shall be senior to or junior to other debt securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment.

•	Guarantees. Whether the offered debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the offered guarantees, including whether and the extent to which the guarantees are subordinated to other debt of the guarantors.

•	Conversion. The terms, if any, upon which the offered debt securities may be converted or exchanged into or for our shares of common stock, preferred stock or other securities or property.

•	Restrictions. Any restrictions on the registration, transfer or exchange of the offered debt securities.

•	Other Terms. Any other terms not inconsistent with the terms of the applicable indenture pertaining to the offered debt securities or which may be required or advisable under U.S. laws or regulations or advisable, as we determine, in connection with marketing the debt securities of the series.
Form of Securities and Related Matters
               Registered or Bearer Form.    Debt securities may be offered in either registered or bearer form.
•	If the debt securities are in registered form, we may treat the person who is named in the register as the owner of the debt securities for all purposes, including payment, exchange and transfer.

•	If we issue debt securities in bearer form, we will issue those debt securities only to non-U.S. persons and may treat the bearer of the securities as the owner for all purposes, including payment, exchange and transfer. If we issue debt securities in bearer form, we will describe special offering restrictions and material U.S. federal income tax consequences relating to the offered debt securities in the applicable prospectus supplement.

               Denominations.    Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of:
•	U.S. $1,000 (or multiples of $1,000) if we issue the debt securities in registered form; and

•	U.S. $5,000 (or multiples of $5,000) if we issue debt securities in bearer form.
               Payment Currencies and Indexed Securities.    We may offer debt securities for which:
•	the purchase price is payable in a currency other than U.S. dollars;

•	the debt securities are denominated in a currency other than U.S. dollars; or

•	the principal or interest of, or any other amount due on, the offered debt securities is payable in a currency other than U.S. dollars.
               The other currency may be a currency unit comprised of various currencies. Payments on debt securities may also be based on an index.
               Payment, Transfer and Exchange.    Unless we specify otherwise in the applicable prospectus supplement, we will maintain an office or agency for paying principal, interest and other amounts on the debt securities. Unless otherwise specified in the applicable prospectus supplement, this office or agency will be the corporate trust office of the applicable trustee in New York, New York. We will notify you of the location of that office and of any change in the office’s location. At our option, however, we may make any interest payments on debt securities issued in registered form by:
•	mailing checks to you at the address you specify; or

•	wire transfer of immediately available funds to an account you specify.
               Unless we specify otherwise in the applicable prospectus supplement, with respect to debt securities in registered form, we will pay interest to the person whose name is in the register at the close of business on the regular record date for such interest.
               We will describe in a prospectus supplement how we will pay amounts owing on bearer securities. We will only pay amounts owing on bearer securities at an office outside the United States.
               Unless we specify otherwise in the applicable prospectus supplement, you may transfer or exchange debt securities issued in registered form at an agency that we designate. You may transfer or exchange debt securities without service charge, although we may require you to pay any related tax or other governmental charge.
Global Securities
               We may issue debt securities of a series in the form of one or more fully registered global securities in which a single security would be issued and held in global form instead of issuing paper certificates. Each registered global security will:
•	be registered in the name of a depositary or a nominee for the depositary;

•	be deposited with the depositary or nominee or a custodian for that depositary; and

•	bear a legend regarding the restrictions on exchange and registration of transfer and any other appropriate related matters.
               If we issue a registered global security, we will only transfer or exchange it for another global security issued to the depositary, its successor or their nominees, until we, if ever, issue securities in definitive form.
               After we issue a registered global security and deposit that registered global security with or on behalf of the depositary, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the registered global security to the accounts of institutions that have accounts with the depositary. We refer to institutions that have accounts with the depositary as “participants.” The underwriters or agents engaging in the distribution of the debt securities will designate the accounts to be credited. We will designate the accounts to be credited if we offer and sell the debt securities directly. You may only own a beneficial interest in registered debt securities if you are a participant or hold your interest through a participant. Your interest will be shown on, and transfers of your interest will only be effected through, records maintained by the depositary for the registered global security or by its nominee and/or records maintained by the participants.

               We will treat the depositary for a registered global security, or its nominee, as the sole owner or holder of the debt security represented by the registered global security for all purposes under each indenture as long as it is the owner of the debt security. Accordingly, if you own a beneficial interest in a registered global security, you must rely on the procedures of the depositary to exercise any of your rights under the indenture. If you are not a participant, you must rely on the procedures of the participant through which you own your interest. We understand that under existing industry practices, depositaries authorize participants to give or take instructions or take actions required or permitted under indentures, and participants authorize beneficial owners owning through participants to give or take instructions or actions or act upon the instructions of beneficial owners holding through them.
               Unless we specify otherwise in the applicable prospectus supplement, we will make payments with respect to principal, premium, if any, and interest on the debt securities represented by a registered global security to the depositary or its nominee, as the case may be. We expect that the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security. We also expect that participants will act according to standing instructions and customary practices. We, the respective trustees and our agents or agents of the respective trustees will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any registered global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
               Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities in certificated form in exchange for a registered global security:
•	if the depositary for the registered global security ceases to be registered as a clearing agency under applicable law or is not willing or able to provide securities depositary services with respect to the registered global security and we do not appoint a successor depositary within 90 days; or

•	if an event of default, or an event which, with the giving of notice or lapse of time or both, would constitute an event of default, occurs with respect to the debt securities represented by the registered global security and that event of default continues for a period of 90 days.
               In addition, unless we specify otherwise in the applicable prospectus supplement, we will have the right not to have any of the debt securities of a series represented by one or more registered global securities. If we make that determination, we will issue debt securities of that series in certificated form in exchange for all of the registered global securities representing that series of debt securities.
               You should note that the laws of some states may require that you take physical delivery of global securities in definitive form. Laws of this kind may impair your ability to own, transfer or pledge beneficial interests in global securities.
               The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or its nominee, identified in the applicable prospectus supplement. We may issue bearer global securities in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
Certain Covenants
               Except as described below, we will describe any material covenants in respect of any series of debt securities in the applicable prospectus supplement.
Consolidation, Merger, Sale of Assets
               Unless noted otherwise in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Subordination
               Generally.    Unless we specify otherwise in the applicable prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated (or junior) to the prior payment in full of all of any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of our subordinated debt securities or our equity securities.
               We will describe what debt is defined as “senior” with respect to any subordinated debt securities we offer in the applicable prospectus supplement. Our senior debt will generally include bank debt and certain other pre-existing debts.
               Payment Blockage for Payment Defaults.    Unless we specify otherwise in the applicable prospectus supplement, if we have defaulted in the payment of any “designated senior debt,” we may not:
•	pay any principal, premium, if any, or interest on our subordinated debt securities; or

•	purchase, redeem, defease, or otherwise acquire any of our subordinated debt securities.
               We will describe “designated senior debt” in the applicable prospectus supplement. This prohibition will not affect any payment we may have already made to defease debt securities (as described under “—Defeasance or Covenant Defeasance of an Indenture,” below).
               We must resume payment on subordinated debt securities, and make any payments we have missed, when one of the following has occurred:
•	the designated senior debt has been discharged or paid in full;

•	the holders of the designated senior debt have waived payment; or

•	the payment default has otherwise been cured or ceased to exist.
               Payment Blockage for Non-Payment Defaults.    Unless we specify otherwise in the applicable prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets as described with respect to payment defaults if:
•	we have defaulted on designated senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and

•	we and the trustee for the subordinated debt securities have received written notice of this default.

               Unless we specify otherwise in the applicable prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may and must resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:
•	the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable designated senior debt);

•	the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist;

•	the date the applicable designated senior debt (and all other designated senior debt as to which notice has been given) shall have been discharged or paid in full; and

•	the date on which we or the trustee receives written notice from the representative of holders of designated senior debt or the holders of at least a majority of the designated senior debt terminating the blockage period.
               Any number of notices of non-payment defaults may be given, but during any 365-day consecutive period only one blockage period may commence, and the period may not exceed 179 days. No non-payment default with respect to senior debt that existed or was continuing on the date a blockage period for our subordinated debt securities commenced may be made the basis of another blockage period for those securities whether or not within a period of 365 consecutive days, unless at least 90 consecutive days have elapsed since the default was cured or waived.
               Subsidiary Guarantees.    We will describe in a prospectus supplement whether and to what extent debt securities will be guaranteed by one or more of our subsidiaries. Unless we specify otherwise in the applicable prospectus supplement, any guarantee of subordinated debt securities will be an unsecured subordinated obligation of the guarantor. As such, the guarantees will either rank on an equal basis with or senior to all other existing and future debt of the guarantor that is expressly subordinated to senior debt of the subsidiary. Unless we specify otherwise in the applicable prospectus supplement:
•	guarantees will be subordinated to the same extent as the debt securities are subordinated to our obligations; and

•	payment on guarantees will be blocked in the same circumstances as payment of the debt securities is blocked.
               Structural Subordination.    Debt securities may be offered without guarantees, and even if there are guarantees, any subsidiary may not join in the guarantee. If any non-guarantor entity is involved in a bankruptcy, liquidation or reorganization, the non-guarantor entity will pay the holders of its debt and its trade creditors before it will be able to distribute any assets to its parent. The indentures may not limit the amount of debt that these entities may incur. Therefore, you should only look to our assets and any assets of any guarantor entities for repayment of obligations under the debt securities.
Default Provisions
               Events of Default.    Unless we specify otherwise in the applicable prospectus supplement, each of the following is an event of default as to any of our senior or subordinated debt securities:
1.	A default in the payment of any interest on any debt security of that series when it becomes due and payable, if the default continues for a period of 30 days.

2.	A default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

3.	A default in the performance, or breach, of any covenant or agreement by us or any guarantor under the applicable indenture (other than a default in the performance, or breach of a covenant or agreement which is specifically described in clause (1) or (2) above) and that default or breach continues for a period of 60 days after written notice has been given by certified mail:
(A) to us by the applicable trustee; or

(B) to us and the applicable trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series.
4.	specified events of bankruptcy, insolvency, or reorganization with respect to us, or

5.	Any other event of default provided with respect to the debt securities of that series.

               Waiver of Default.    Unless we say otherwise in a prospectus supplement, holders of not less than a majority of the debt securities of a series may waive any past default except for:
•	a payment default; or

•	a default on any provision that requires the consent of a higher percentage of holders, or all holders, to modify.
               Acceleration of Payment.    Unless we say otherwise in a prospectus supplement, each indenture will provide that if an event of default (other than one of the events specified in clause 4 above) occurs and continues, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may, and the applicable trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the debt securities of the applicable series to be due and payable immediately by a notice given in writing to us (and to the applicable trustee if given by the holders of the debt securities of the applicable series). The applicable trustee may, then, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding. Unless we specify otherwise in the applicable prospectus supplement, if an event of default specified in clause 4 above occurs and continues, then all the debt securities of the applicable series shall without further action become and be immediately due and payable, in an amount equal to the principal amount of the debt securities of the applicable series, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the applicable trustee or any holder.
               Waiver of Acceleration.    Unless we specify otherwise in the applicable prospectus supplement, each indenture will provide that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a majority in aggregate principal amount of the debt securities, by written notice to us and the applicable trustee, may rescind and annul such declaration if:
•	we have paid, or deposited with the applicable trustee a sum sufficient to pay:
•	all sums paid or advanced by the trustee under the applicable indenture and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel;

•	all overdue interest on all debt securities of the applicable series;

•	the principal of and premium, if any, on any debt securities of the applicable series which have become due otherwise than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities;

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities; and
•	all events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.
               Notices of Default.     Unless we specify otherwise in the applicable prospectus supplement, we are required to deliver to the applicable trustee, on or before a date not more than 120 days after the end of each fiscal year, a written statement as to compliance with that indenture, including whether or not any event of default has occurred.
               Obligations of Each Trustee.    Unless we specify otherwise in the applicable prospectus supplement, each trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless they shall have offered to the applicable trustee security or indemnity satisfactory to that trustee against the related costs, expenses and liabilities that might be incurred.
               The Trust Indenture Act limits each trustee, should it become a creditor of ours or of any guarantor, from obtaining payment of claims in certain cases or realizing certain property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in certain other transactions as long as, if it acquires any conflicting interest and an event of default occurs, it either cures the conflict or resigns as trustee.
Modifications and Amendments
               Unless we specify otherwise in the applicable prospectus supplement, we, any guarantor and applicable trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:
•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount thereof or the rate of interest or any premium payable upon redemption;

•	change the coin or currency in which the principal of any debt security or any premium or the interest is payable;

•	impair the right to institute suit for the enforcement of any payment after the stated maturity of the debt security (or in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults or with respect to any guarantee;

•	modify any of the provisions that relate to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take those actions or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected; or

•	amend or modify any provisions of the applicable indenture relating to the subordination of the debt security or any guarantee in any manner adverse to the holders of the debt securities or any guarantee.
               Unless we specify otherwise in the applicable prospectus supplement, we, any guarantor and the applicable trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:
•	causes the applicable indenture to be qualified under the Trust Indenture Act or adds provisions expressly required under the Trust Indenture Act;

•	evidences the succession of another person to us, any guarantor or other obligor upon the debt securities and the assumption by any successor of any covenants or the covenants of any guarantor or other obligor upon the debt securities under the applicable indenture and in the debt securities of any series;

•	adds to any covenants or the covenants of any guarantor or other obligor upon the debt securities for the benefit of the holders of all or any series of debt securities, or surrenders any of our rights or powers;

•	secures the debt securities of any series;

•	adds or changes any provisions to the extent necessary to facilitate the issuance or administration of debt securities in bearer form or facilitate the issuance or administration of debt securities in global form;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	establishes the form or terms of debt securities and guarantees, if any, of any series not yet issued;

•	evidences and provides for successor trustees or adds or changes any provisions of the applicable indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•	permits payment in respect of debt securities in bearer form in the U.S. to the extent allowed by law;

•	makes provisions with respect to any conversion or exchange rights of holders not adverse to the holders of any debt securities of any series then outstanding with these conversion or exchange rights, which provision directly affects any such series, including providing for the conversion or exchange of debt securities into common shares or preferred shares;

•	cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the applicable indenture which shall not be inconsistent with the provisions of the applicable indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect;

•	if a debt security of any series is guaranteed, adds a guarantor pursuant to the requirements of the applicable indenture; or

•	to make any change that does not adversely affect the rights of the holders of any series of debt securities in any material respect.
               The holders of a majority in aggregate principal amount of the debt securities of a series outstanding may waive compliance with certain restrictive covenants and provisions of the applicable indenture with respect to that series.
Original Issue Discount
               We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the applicable prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:
•	does not provide for the payment of interest prior to maturity; or

•	is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.
Notices
               Unless we specify otherwise in the applicable prospectus supplement, we will send notices to holders of debt securities by mail to the holder’s address as it appears in the register.
Governing Law
               Unless we say otherwise in a prospectus supplement, each indenture, the debt securities and any guarantees will be governed by the laws of the State of New York, except to the extent that the Trust Indenture Act is otherwise applicable.
Concerning the Trustees
               We will identify any relationship that we may have with the trustee for a series of debt securities in the applicable prospectus supplement for the debt securities.
               The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected, of all series so affected, voting as a single class) will have the right to direct the time, method and place of concluding any proceeding for exercising any remedy or power available to the applicable trustee for that series.
     If the applicable trustee knows of an event of default that occurs (and is not cured), that trustee will be required to exercise such of the rights and powers vested in it by the applicable indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless they shall have offered to the applicable trustee security and indemnity satisfactory to that trustee against the related costs, expenses and liabilities that might be incurred.
DESCRIPTION OF UNITS
          As specified in the applicable prospectus supplement, units will be composed of classes of common stock, preferred stock, rights to purchase common stock, preferred stock represented by depositary receipts or debt securities, or any classes of any combination of these securities. You should refer to the applicable prospectus supplement for:
•	all terms of the common stock, preferred stock, rights to purchase common stock, preferred stock represented by depositary receipts or debt securities or the combination of these securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
               We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.
               We may distribute securities from time to time in one or more transactions
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
               Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
               We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
               In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.
               Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
               If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
               The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriters may make a market in these securities. However, they will not be obligated to do so, and may discontinue any market making at any time, without prior notice.

               If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.
               Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
               In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.
LEGAL MATTERS
               Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Morrison & Foerster LLP or Pillsbury Winthrop Shaw Pittman LLP.
EXPERTS
               The consolidated financial statements and schedule of XO Holdings, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
               KPMG LLP’s report covering the December 31, 2006 consolidated financial statements and schedule of XO Holdings, Inc. refers to the adoption of Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements in Current Year Financial Statements and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment in 2006.
WHERE YOU CAN FIND MORE INFORMATION
               We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.
               Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.
               This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
               The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed”. The following documents filed with the SEC are incorporated by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed on April 30, 2007;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2007, August 9, 2007 and November 9, 2007;

•	our Proxy Statement on Schedule 14A filed with the SEC on May 18, 2007; and

•	our Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed since January 1, 2007.
               Copies of these filings are available at no cost on our website, www.xo.com. Any amendments to these filings will be posted to our website as soon as reasonably practicable after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:
General Counsel
XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(703) 547-2000
               You should rely only on the information in our prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
               The following table itemizes the expenses incurred, or expected to be incurred, by the registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC and FINRA registration fees.

Registration Fee—SEC	$27,630
Registration Fee —FINRA	$75,000
Printing Expenses	$50,000	*
Accounting Fees and Expenses	$50,000	*
Legal Fees and Expenses	$50,000	*
Blue Sky Fees and Expenses	$30,000	*
Trustee Fees	$25,000	*
Miscellaneous	$5,000	*

Total	$312,630	*

*	Estimate
Item 15.    Indemnification of Directors and Officers
     The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law” or “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     The Company also has adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any person who is or was a party to any actual or threatened legal action, whether criminal, civil, administrative or investigative, by reason of the fact that the person is or was an officer, director or agent of the corporation, or is or was serving at the request of the corporation as a director, officer or agent of another corporation, partnership or other enterprise, against expenses (including attorney’s fees), judgments, fines and settlement payments reasonably and actually incurred by him or her in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful, except that, with respect to any legal action by or in the right of the corporation itself, an officer, director or agent of the corporation is entitled to indemnification only for expenses (including attorneys’ fees) reasonably and actually incurred, and is not entitled to indemnification in respect of any claim, issue or matter as to which he or she is found liable to the corporation, unless the court determines otherwise.
     Expenses incurred in defending a proceeding by a person in his or her capacity as one of the Company’s directors (and not in any other capacity in which service was or is rendered by such person while a director) shall be paid, and expenses incurred by a person in his or her capacity as one of the Company’s officers, trustees, employees or agents (and not in any other capacity in which service was or is rendered by such person while an officer, trustee, employee or agent) may be paid by the Company in advance of the final disposition of such proceeding as authorized by the board of directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that that person is entitled to be indemnified by the Company as authorized by the DGCL.

Item 16.    Exhibits

Number	Description

1.1*	Form of Underwriting or Purchase Agreement for Equity Securities

1.2*	Form of Underwriting or Purchase Agreement for Debt Securities

3.1	Certificate of Incorporation of XO Holdings, Inc., (Incorporated herein by reference to exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K of XO Holdings, Inc. filed on March 6, 2006).

3.2	Bylaws of XO Holdings, Inc. (Incorporated herein by reference to exhibit 3.3 filed with the Current Report on Form 8-K filed on March 06, 2006).

3.3	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of the 6% Class A Convertible Preferred Stock (Incorporated herein by reference to exhibit 3.2 filed with Current Report on Form 8-K of XO Holdings, Inc. filed on March 6, 2006).

4.1	Specimen certificate of XO Holdings, Inc.’s common stock (previously filed as Exhibit 4.1 to the Annual Report on Form 10-K of XO Communications, Inc. filed on March 21, 2003 and incorporated herein by reference)

4.2*	Form of Certificate of Designation for preferred stock

4.3*	Form specimen of certificate representing preferred stock

4.4	Form of Indenture for Senior Debt Securities

4.5	Form of Indenture for Subordinated Debt Securities

4.6*	Form of Right to Purchase Common Stock

4.7*	Form of Warrant

4.8*	Form of Deposit Agreement

4.9*	Form of Senior Debt Security

4.10*	Form of Subordinated Debt Security

5.1*	Opinion of Morrison & Foerster LLP or Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered hereunder

12.1	Statement Regarding Computation of Ratios

23.1	Consent of KPMG LLP

23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.3*	Consent of Pillsbury Winthrop Shaw Pittman LLP

24.1	Power of Attorney (included on the signature page hereto)

25.1*	Statement of Eligibility of Trustee under the Senior Debt Indenture

25.2*	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

*	If required, this exhibit will be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
Item 17.    Undertakings.
          (a) The undersigned registrants hereby undertake:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and
(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(B)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(C)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(D)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          (c) If the securities registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relates to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.
          (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
          (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
          (g) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on November 27, 2007.

XO HOLDINGS, INC.
By:	/s/ Carl J. Grivner
Carl J. Grivner
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Simone Wu and Emanuel Strauss, and any of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date or dates indicated.

SIGNATURE	TITLE	DATE

/s/ Carl J. Grivner	President, Chief Executive Officer	November 26, 2007
Carl J. Grivner	(Principal Executive Officer) and Director

/s/ Gregory W. Freiberg	Senior Vice President and Chief Financial Officer	November 26, 2007
Gregory W. Freiberg	(Principal Financial Officer and Principal Accounting Officer)

/s/	Chairman of the Board of Directors
Carl C. Icahn

/s/ Keith Meister	Director	November 26, 2007
Keith Meister

/s/ Adam Dell	Director	November 26, 2007
Adam Dell

/s/ Frederik G. Gradin	Director	November 26, 2007
Frederik G. Gradin

/s/ Vincent J. Intrieri	Director	November 26, 2007
Vincent J. Intrieri

/s/ Robert L. Knauss	Director	November 26, 2007
Robert L. Knauss

/s/ Peter Shea	Director	November 26, 2007
Peter Shea